Atlassian Announces First Quarter Fiscal Year 2027 Results
Revenue of $1,772 million, up 24% year-over-year
Cloud revenue of $1,302 million, up 31% year-over-year
Subscription ARR of $6,812 million, up 23% year-over-year
Remaining performance obligations of $4,746 million, up 44% year-over-year
GAAP operating margin of 11% and non-GAAP operating margin of 32%
TEAM Anywhere/San Francisco (November 5, 2026) — Atlassian Corporation (NASDAQ: TEAM), a leading provider of AI-powered collaboration and team productivity software, today announced financial results for its first quarter ended September 30, 2026. A shareholder letter was posted on the Investor Relations section of Atlassian’s website at https://investors.atlassian.com.
"Q1 was a strong start to fiscal 2027, with RPO up 44% and Teamwork Collection customers up 7x year-over-year," said Mike Cannon-Brookes, Atlassian’s CEO and Co‑Founder. "Enterprise AI has hit an inflection point. Model power is table stakes. The advantage goes to platforms that bring people and AI agents together with shared context, deep collaboration, and confidence in the outcome. That’s what we’ve built. Our Teamwork Graph gives agents the context of how work actually gets done, and AMP brings them into teams as accountable teammates. We’ve never been better positioned, and we’re just getting started."
"Subscription ARR grew 23% year-over-year and Cloud revenue grew 31% year-over-year, carrying forward our strong momentum across our strategic priorities of Enterprise, AI, and the System of Work. Customers are increasingly bringing teams, agents, and workflows onto the Atlassian platform as the Teamwork Graph provides unmatched context, enabling organizations to leverage the full potential of AI at enterprise scale,” said James Chuong, Atlassian’s CFO. "We paired that growth with continued operational discipline, expanding GAAP operating margin to 11% while generating $463 million in free cash flow, reflecting our commitment to durable, profitable growth."
First Quarter Fiscal Year 2027 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $1,772 million for the first quarter of fiscal year 2027, up 24% from $1,433 million for the first quarter of fiscal year 2026.
•Operating Income (Loss) and Operating Margin: Operating income was $189 million for the first quarter of fiscal year 2027, compared with operating loss of $96 million for the first quarter of fiscal year 2026. Operating margin was 11% for the first quarter of fiscal year 2027, compared with (7%) for the first quarter of fiscal year 2026.
•Net Income (Loss) and Net Income (Loss) Per Diluted Share: Net income was $91 million for the first quarter of fiscal year 2027, compared with net loss of $52 million for the first quarter of fiscal year 2026. Net income per diluted share was $0.35 for the first quarter of fiscal year 2027, compared with net loss per diluted share of $0.20 for the first quarter of fiscal year 2026.
•Balance Sheet: Cash and cash equivalents at the end of the first quarter of fiscal year 2027 totaled $1,121 million.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $576 million for the first quarter of fiscal year 2027, compared with operating income of $323 million for the first quarter of fiscal year 2026. Operating margin was 32% for the first quarter of fiscal year 2027, compared with 23% for the first quarter of fiscal year 2026.
•Net Income and Net Income Per Diluted Share: Net income was $423 million for the first quarter of fiscal year 2027, compared with net income of $276 million for the first quarter of fiscal year 2026. Net income per diluted share was $1.65 for the first quarter of fiscal year 2027, compared with net income per diluted share of $1.04 for the first quarter of fiscal year 2026.
•Free Cash Flow: Cash flow from operations was $469 million and free cash flow was $463 million for the first quarter of fiscal year 2027. Free cash flow margin for the first quarter of fiscal year 2027 was 26%.

Recent Business Highlights:
•Service Collection Surpasses 70,000 Customers: Demonstrating strong momentum across enterprise service management, Service Collection has over $1 billion in ARR that is growing north of 30% year-over-year and has expanded to more than 70,000 customers. This growth is driven by organizations expanding beyond IT into HR, legal, finance, customer service, and marketing teams, alongside strong momentum in competitive displacements where seat growth exceeded 40% year-over-year.
•Team’26 Europe: Atlassian held its largest Team Europe event to date in Amsterdam. Thousands of customers and partners attended to discover the latest product announcements and innovations, including:
◦Agentic Multiplayer Protocol (AMP): Atlassian’s foundation for human-agent teamwork moves AI out of isolated, single-player chat windows and into multiplayer mode, where agents collaborate alongside humans as visible teammates. Each agent gets a distinct identity and governed authority, is grounded in the shared context of the Teamwork Graph, and provides clear ownership and a full audit trail for human review. Agents join work the same way a colleague would: being @mentioned, commenting, co-editing a page live, being assigned a Jira work item, taking a step in an automated workflow, or responding to a Loom video.
◦A Rebuilt Atlassian MCP Server: Atlassian’s MCP Server has been redesigned from the ground up, reaching 220+ tools across Jira, Confluence, Loom, Bitbucket and more through a lean interface, covering more ground while using 25% fewer tokens compared to the previous version for the same Jira and Confluence work. With over 2 million monthly users and more than 15 million daily tool calls, it is currently one of Anthropic’s top used MCP servers.
◦Increased Governance: Atlassian showed how enterprises can move AI from experimentation to governed execution: agents get their own identities, scoped permissions and audit trails, all running on the permission-aware Teamwork Graph. That trust layer is what enables large, regulated customers to scale AI on the Atlassian platform with confidence. It makes Atlassian the system of work for both humans and agents, and it deepens the company’s position in the enterprise.
◦Expanded strategic partnership with OpenAI: Atlassian and OpenAI are grounding frontier intelligence in enterprise context, pairing OpenAI’s models with the Atlassian Teamwork Graph so teams can connect ChatGPT and Codex to the real shape of their work, with human review and measurable impact at the center. This partnership accelerates Atlassian’s position as the context layer that helps enterprises realize tangible ROI from their AI spend.
•Further development across the AI-Native Software Development Lifecycle: Atlassian introduced new capabilities that help engineering organizations move from experimenting with AI to using it across the entire software development process. These include Code Context, which gives teams a shared understanding of their codebase and the work connected to it, Jira Agents Dashboard, which shows agent adoption across teams, and DX AI Measurement, which shows leaders where AI is delivering ROI.
•Accelerating public sector roadmap: Atlassian announced its intent to accelerate its IL5 submission forward by six months to July 2028, with FedRAMP High following in January 2029, signaling a commitment to serve public sector customers on the Atlassian Cloud platform. Rovo will also be submitted for FedRAMP Moderate authorization in Atlassian Government Cloud by June 2027. Additionally, Atlassian entered a new OneGov agreement with the U.S. General Services Administration (GSA) to help federal agencies modernize and transition from Data Center to Atlassian Government Cloud.
•A Leader in the 2026 Gartner® Magic Quadrant™ for Collaborative Work Management: Atlassian was recognized as a Leader for the second consecutive year in the Gartner Magic Quadrant for Collaborative Work Management¹. We believe Atlassian’s Collaborative Work Management solution, which unifies teams across Jira, Confluence, Loom, and Rovo through the Teamwork Graph, is the right foundation for how organizations work together. Teamwork Collection is grounded in deep organizational context, Atlassian's AI is designed to understand the people, priorities, and purpose behind each initiative, enabling organizations to align execution with strategy, proactively resolve bottlenecks, and accelerate time-to-value across every department.
•A Leader in the 2026 Gartner® Magic Quadrant™ for Marketing Work Management Platforms: Atlassian was named a Leader in the Gartner Magic Quadrant for Marketing Work Management Platforms for 3 years in a row2. We believe Atlassian’s Teamwork Collection is the engine that drives cross-functional marketing initiatives, allowing marketing teams to use Jira to orchestrate projects across functions, Confluence to develop creative briefs and marketing plans, Loom for asynchronous video communication, and Rovo to bring AI into their workflows. Atlassian’s solution is built to enable marketing teams to accelerate the launch of products and campaigns, reduce operational complexity, and focus on creativity, strategy, and results.

•A Leader in the IDC MarketScape Worldwide AI-Enabled IT Service Management Software 2026 Vendor Assessment3: Atlassian was named a Leader in the 2026 IDC MarketScape for AI-enabled ITSM. Atlassian’s AI-powered Service Collection, consisting of Jira Service Management, Customer Service Management, Assets, and Rovo, connects development, IT and business teams across the enterprise to elevate support experiences, keeps critical services running and delivers value quickly.
•Atlassian Marketplace Surpasses $7 Billion in Lifetime Sales: The Atlassian Marketplace surpassed $7 billion in lifetime sales since its inception in 2012. More than 2,000 Marketplace partners have created more than 6,000 Marketplace apps, integrations, and agents delivering additional value and innovation to customers.

—————————————————————
Footnotes:

1 - Gartner, Magic Quadrant for Collaborative Work Management, Nikos Drakos, Joe Mariano, Lacy Lei, Hironori Hayashi, 5 October 2026
2 - Gartner, Magic Quadrant for Marketing Work Management Platforms, Michael McCune, Lacretia Marsh, et al, 26 October 2026
3 - IDC MarketScape: Worldwide AI-Enabled IT Service Management Software 2026 Vendor Assessment, By Snow Tempest, September 2026, IDC Doc. # US54115226

GARTNER is a trademark of Gartner, Inc. and/or its affiliates. Magic Quadrant is a registered trademark of Gartner, Inc. and/or its affiliates and is used herein with permission. All rights reserved.

The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. (“Gartner”), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this earnings press release), and the opinions expressed in the Gartner Content are subject to change without notice.

Gartner does not endorse any company, vendor, product or service depicted in its publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner publications consist of the opinions of Gartner’s business and technology insights organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this publication, including any warranties of merchantability or fitness for a particular purpose.

Financial Targets:
Atlassian is providing its financial targets as follows:
Second Quarter Fiscal Year 2027:
•Total revenue is expected to be in the range of $1,825 million to $1,835 million.
•Cloud revenue growth year-over-year is expected to be approximately 27.0%.
•Data Center revenue growth year-over-year is expected to decline approximately (14.0%).
•Marketplace and other revenue growth year-over-year is expected to be approximately 20.0%.
•Gross margin is expected to be approximately 84.5% on a GAAP basis and approximately 86.5% on a non-GAAP basis.
•Operating margin is expected to be approximately 4.5% on a GAAP basis and approximately 26.0% on a non-GAAP basis.
Fiscal Year 2027:
•Subscription ARR growth year-over-year is expected to be approximately 18.5%.
•Total revenue growth year-over-year is expected to be approximately 13.75%.
•Cloud revenue growth year-over-year is expected to be approximately 26.0%.
•Data Center revenue growth year-over-year is expected to decline approximately (16.0%).
•Marketplace and other revenue growth year-over-year is expected to be approximately 15.0%.
•Gross margin is expected to be approximately 84.5% on a GAAP basis and approximately 86.5% on a non-GAAP basis.
•Operating margin is expected to be approximately 5.0% on a GAAP basis and approximately 25.5% on a non-GAAP basis.
For additional commentary regarding financial targets, please see Atlassian’s first quarter fiscal year 2027 shareholder letter dated November 5, 2026.
With respect to Atlassian’s expectations under “Financial Targets” above, a reconciliation of GAAP to non-GAAP gross margin and operating margin has been provided in the financial statement tables included in this press release.

Shareholder Letter and Webcast Details:
A detailed shareholder letter is available on the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Atlassian will host a webcast to answer questions today:
•When: Thursday, November 5, 2026 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Following the call, a replay will be available on the same website.
Atlassian has used, and will continue to use, its Investor Relations website at https://investors.atlassian.com as a means of making material information public and for complying with its disclosure obligations.
About Atlassian
Atlassian unleashes the potential of every team. A recognized leader in software development, work management, and enterprise service management software, Atlassian enables enterprises to connect their business and technology teams with an AI-powered system of work that unlocks productivity at scale. Atlassian’s collaboration software powers over 85% of the Fortune 500 and 350,000+ customers worldwide - including NASA, Rivian, Deutsche Bank, United Airlines, and Bosch - who rely on our solutions to drive work forward.
Investor Relations Contact
Martin Lam
IR@atlassian.com
Media Contact
Marie-Claire Maple
press@atlassian.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “aim,” “seek,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “forecast”, “predict,” “potential” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including but not limited to risks and uncertainties related to statements about our platform, offerings and capabilities and planned offerings and capabilities, investments, System of Work, Teamwork Graph, AI solutions and innovation, customers, partnerships, anticipated growth, outlook and results, and our financial targets such as total revenue, Cloud, Data Center, and Marketplace and other revenue, Subscription ARR, and GAAP and non-GAAP financial measures including gross margin and operating margin.
We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made. Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 10-K and 10-Q, as well as those that may be updated in our future filings with the SEC. These documents are available on the SEC Filings section of the Investor Relations section of our website at https://investors.atlassian.com.
About Non-GAAP Financial Measures
In addition to the measures presented in our condensed consolidated financial statements, we regularly review other measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial

Measures, which may be different from similarly titled non-GAAP measures used by other companies, provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management, our board of directors, investors and the analyst community with the ability to better evaluate matters such as: our ongoing core operations, including comparisons between periods and against other companies in our industry; our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance.
Our Non-GAAP Financial Measures include:
•Non-GAAP gross profit and non-GAAP gross margin. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, and restructuring charges.
•Non-GAAP operating income and non-GAAP operating margin. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, and restructuring charges.
•Non-GAAP net income and non-GAAP net income per diluted share. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, restructuring charges, and the related income tax effects of these items.
•Free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment.
We understand that although these Non-GAAP Financial Measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. We compensate for such limitations by reconciling these Non-GAAP Financial Measures to the most comparable GAAP financial measures. We encourage you to review the tables in this press release titled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Targets” that present such reconciliations.

Subscription ARR
Subscription ARR is the annual recurring revenue from subscription agreements to our Cloud and Data Center offerings at a point in time. It reflects the annualized value of active subscriptions, including recurring revenue from upgrades and add-ons, but excludes one-time fees. For monthly subscriptions, ARR is calculated by multiplying monthly recurring revenue (MRR) by 12. ARR should be viewed independently of revenue and does not represent our revenue under GAAP, as it is an operational metric that can be affected by contract start and end dates, renewal rates, and the timing of invoices.

Atlassian Corporation
Condensed Consolidated Statements of Operations
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,
	2026	2025
Revenues:
Subscription	$1,697,818	$1,374,502
Other	74,332	58,051
Total revenues	1,772,150	1,432,553
Cost of revenues (1) (2)	261,918	257,924
Gross profit	1,510,232	1,174,629
Operating expenses:
Research and development (1) (2)	758,882	755,994
Marketing and sales (1) (2)	390,367	336,427
General and administrative (1)	172,190	178,545
Total operating expenses	1,321,439	1,270,966
Operating income (loss)	188,793	(96,337)
Other income (expense), net	(16,485)	18,804
Interest income	12,084	29,845
Interest expense	(14,197)	(8,636)
Income (loss) before income taxes	170,195	(56,324)
Provision for (benefit from) income taxes	79,474	(4,454)
Net income (loss)	$90,721	$(51,870)
Net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	$0.36	$(0.20)
Diluted	$0.35	$(0.20)
Weighted-average shares used in computing net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	252,060	262,991
Diluted	256,850	262,991
(1)Amounts include stock-based compensation as follows:

	Three Months Ended September 30,
	2026	2025
Cost of revenues	$10,989	$19,931
Research and development	255,244	246,494
Marketing and sales	48,286	43,984
General and administrative	41,968	40,718
(2)Amounts include amortization of acquired intangible assets, as follows:

	Three Months Ended September 30,
	2026	2025
Cost of revenues	$24,480	$9,957
Research and development	94	94
Marketing and sales	5,965	3,599

Atlassian Corporation
Condensed Consolidated Balance Sheets
(U.S. $ in thousands)
(unaudited)

	September 30, 2026	June 30, 2026
Assets
Current assets:
Cash and cash equivalents	$1,120,504	$1,239,512
Accounts receivable, net	812,333	1,269,947
Prepaid expenses and other current assets	331,969	287,663
Total current assets	2,264,806	2,797,122
Non-current assets:
Property and equipment, net	79,374	86,302
Operating lease right-of-use assets	112,143	114,059
Strategic investments	192,702	213,147
Intangible assets, net	401,718	432,258
Goodwill	2,302,451	2,302,739
Deferred tax assets	11,093	4,088
Other non-current assets	146,643	153,814
Total assets	$5,510,930	$6,103,529
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$214,349	$262,609
Accrued expenses and other current liabilities	623,629	764,579
Deferred revenue, current portion	2,240,872	2,495,431
Operating lease liabilities, current portion	49,784	48,509
Total current liabilities	3,128,634	3,571,128
Non-current liabilities:
Deferred revenue, net of current portion	152,751	166,260
Operating lease liabilities, net of current portion	187,139	194,841
Long-term debt	990,045	989,560
Deferred tax liabilities	36,360	27,853
Other non-current liabilities	105,333	95,445
Total liabilities	4,600,262	5,045,087
Stockholders’ equity
Common stock	3	3
Additional paid-in capital	7,537,338	7,180,851
Accumulated other comprehensive loss	(28,242)	(17,034)
Accumulated deficit	(6,598,431)	(6,105,378)
Total stockholders’ equity	910,668	1,058,442
Total liabilities and stockholders’ equity	$5,510,930	$6,103,529

Atlassian Corporation
Condensed Consolidated Statements of Cash Flows
(U.S. $ in thousands)
(unaudited)

	Three Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$90,721	$(51,870)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	39,654	24,333
Stock-based compensation	356,487	351,127
Impairment charges for leases and leasehold improvements	—	26,673
Deferred income taxes	1,792	(80)
Amortization of interest rate swap contracts	—	(5,552)
Net loss (gain) on strategic investments	6,829	(26,526)
Net foreign currency loss (gain)	(7,083)	1,831
Other	680	168
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable, net	457,976	241,361
Prepaid expenses and other assets	(41,549)	(92,680)
Accounts payable	(48,375)	(24,957)
Accrued expenses and other liabilities	(121,250)	(115,016)
Deferred revenue	(267,352)	(200,097)
Net cash provided by operating activities	468,530	128,715
Cash flows from investing activities:
Business combinations, net of cash acquired	(700)	(15,698)
Purchases of property and equipment	(5,976)	(14,112)
Purchases of marketable securities	—	(62,763)
Proceeds from maturities of marketable securities	—	31,887
Proceeds from sales of strategic investments	600	—
Net cash used in investing activities	(6,076)	(60,686)
Cash flows from financing activities:
Repurchases of Class A Common Stock	(588,010)	(252,807)
Net cash used in financing activities	(588,010)	(252,807)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(2,288)	(5,929)
Net decrease in cash, cash equivalents, and restricted cash	(127,844)	(190,707)
Cash, cash equivalents, and restricted cash at beginning of period	1,249,286	2,513,762
Cash, cash equivalents, and restricted cash at end of period	$1,121,442	$2,323,055

Atlassian Corporation
Revenues by Deployment Options
(U.S. $ in thousands)
(unaudited)

	Three Months Ended September 30,
	2026	2025
Cloud	$1,302,462	$997,708
Data Center	390,706	372,648
Marketplace and other (1)	78,982	62,197
Total revenues	$1,772,150	$1,432,553
(1) Included in Marketplace and other is premier support revenue. Premier support consists of subscription-based arrangements for a higher level of support across different deployment options. Premier support is recognized as Subscription revenue on the consolidated statements of operations as the services are delivered over the term of the arrangement.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Results
(U.S. $ and shares in thousands, except percentage and per share data)
(unaudited)

	Three Months Ended September 30,
	2026	2025
Gross profit
GAAP gross profit	$1,510,232	$1,174,629
Plus: Stock-based compensation	10,989	18,499
Plus: Amortization of acquired intangible assets	24,480	9,957
Plus: Restructuring charges (1)	—	31,592
Non-GAAP gross profit	$1,545,701	$1,234,677
Gross margin
GAAP gross margin	85%	82%
Plus: Stock-based compensation	1	1
Plus: Amortization of acquired intangible assets	1	1
Plus: Restructuring charges (1)	—	2
Non-GAAP gross margin	87%	86%
Operating income
GAAP operating income (loss)	$188,793	$(96,337)
Plus: Stock-based compensation	356,487	349,695
Plus: Amortization of acquired intangible assets	30,539	13,650
Plus: Restructuring charges (1)	—	55,678
Non-GAAP operating income	$575,819	$322,686
Operating margin
GAAP operating margin	11%	(7%)
Plus: Stock-based compensation	19	25
Plus: Amortization of acquired intangible assets	2	1
Plus: Restructuring charges (1)	—	4
Non-GAAP operating margin	32%	23%
Net income
GAAP net income (loss)	$90,721	$(51,870)
Plus: Stock-based compensation	356,487	349,695
Plus: Amortization of acquired intangible assets	30,539	13,650
Plus: Restructuring charges (1)	—	55,678
Less: Income tax adjustments (2)	(54,259)	(91,502)
Non-GAAP net income	$423,488	$275,651
Net income per share
GAAP net income (loss) per share - diluted	$0.35	$(0.20)
Plus: Stock-based compensation	1.39	1.33
Plus: Amortization of acquired intangible assets	0.12	0.05
Plus: Restructuring charges (1)	—	0.21
Less: Income tax adjustments (2)	(0.21)	(0.35)
Non-GAAP net income per share - diluted	$1.65	$1.04
Weighted-average diluted shares outstanding
Weighted-average shares used in computing diluted GAAP net income (loss) per share	256,850	262,991
Plus: Dilution from dilutive securities (3)	—	1,323
Weighted-average shares used in computing diluted non-GAAP net income per share	256,850	264,314
Free cash flow
GAAP net cash provided by operating activities	$468,530	$128,715
Less: Capital expenditures	(5,976)	(14,112)
Free cash flow	$462,554	$114,603

(1) Restructuring charges include stock-based compensation expense related to the rebalancing of resources for the three months ended September 30, 2025.
(2) We utilize a fixed long-term projected non-GAAP tax rate in our computation of the non-GAAP income tax adjustments in order to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilized a three-year financial projection that excludes the direct and indirect income tax effects of the other non-GAAP adjustments reflected above. Additionally, we considered our current operating structure and other factors such as our existing tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. For fiscal years 2027 and 2026, we determined the projected non-GAAP tax rate to be 24%. This fixed long-term projected non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Examples of the non-recurring and period specific items include but are not limited to changes in the valuation allowance related to deferred tax assets, effects resulting from acquisitions, and unusual or infrequently occurring items. We will periodically re-evaluate this long-term rate, as necessary, for significant events. The rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix or fundamental tax law changes in major jurisdictions where we operate.
(3) The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three months ended September 30, 2025, because the effect would have been anti-dilutive.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Financial Targets

Three Months Ending December 31, 2026
GAAP gross margin	84.5%
Plus: Stock-based compensation	0.7
Plus: Amortization of acquired intangible assets	1.3
Non-GAAP gross margin	86.5%

GAAP operating margin	4.5%
Plus: Stock-based compensation	19.8
Plus: Amortization of acquired intangible assets	1.7
Non-GAAP operating margin	26.0%

Fiscal Year Ending June 30, 2027
GAAP gross margin	84.5%
Plus: Stock-based compensation	0.7
Plus: Amortization of acquired intangible assets	1.3
Non-GAAP gross margin	86.5%

GAAP operating margin	5.0%
Plus: Stock-based compensation	18.9
Plus: Amortization of acquired intangible assets	1.6
Non-GAAP operating margin	25.5%